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                                                                    EXHIBIT 99.1


            WORLD WASTE TECHNOLOGIES ENGAGES REENERGY ADVISORY GROUP


SAN DIEGO, CALIFORNIA - April 15, 2008 - World Waste Technologies, Inc. (OTCBB:
WDWT) announced today that it has engaged the New York-based consulting firm of ReEnergy Advisory Group LLC, to assist World Waste in furthering its biomass renewable energy business. The ReEnergy team consists of Larry Richardson, Thomas Beck, William Ralston, Gregory Leahey and Amy Welsh. Members of the team have worked together in senior management positions for numerous years at Energy Answers Corporation or at American Ref-Fuel Company, both waste handling / power generation businesses.

         "We are pleased to be able to bring on a team with such a high level of expertise to assist us in growing our business" stated World Waste's CEO John Pimentel. "We have worked with some of the individual members of the team in the past and plan to utilize the team's expertise to continue to pursue our renewable energy initiatives."

         ReEnergy Advisory Group LLC was founded in late 2007 to provide expertise to parties with an interest in the renewable energy, solid waste and waste-to-energy sectors. Larry Richardson, a licensed professional engineer, was most recently President and Chief Operating Officer of EAC Operations, Inc. (the operating subsidiary of Energy Answers Corporation), which owned and operated waste-to-energy facilities and related operations for the collection, processing and transportation of solid waste and recyclable materials, and also pursued technology R&D initiatives. Thomas Beck has been a consultant to the solid waste and renewable energy industries for the past two years. Prior to that, Mr. Beck was President of American Ref-Fuel Company's TransRiver marketing group. William Ralston, an attorney and member of the New York State Bar, was most recently General Counsel for EAC Operations, Inc. Gregory Leahey, an experienced solid waste industry professional, was most recently Vice-President - Recycling and Waste Services at EAC Operations, Inc. Amy Welsh, a Certified Public Accountant, was most recently Chief Financial Officer of EAC Operations, Inc. Prior to her tenure at EAC, Ms. Welsh was Corporate Controller at American Ref-Fuel Company.

         Additionally, Lee Torrens will remain a Senior Consultant to the Company and will work with the ReEnergy team. Mr. Torrens is a licensed engineer and has significant project development and engineering expertise including experience as the Executive Vice President of Development at Ogden Martin (now Covanta). Mr. Torrens was co-founder of an independent power producer (Catalyst Energy) and a co-founder of a medical waste company. He has also served as an advisor and consulting engineer to local governments in a variety of waste to energy projects both independently and as an employee of HDR. Matthew Lieb will remain with the Company as Chief Operating Officer working primarily on strategic acquisitions and new project development.


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         ABOUT WORLD WASTE TECHNOLOGIES, INC.

         World Waste Technologies, Inc. is a development stage company formed to develop, design, build, own and operate facilities which employ systems and technologies designed to profitably convert municipal solid waste and other waste streams, such as wood waste, into usable commodities and products. These products are expected to include renewable energy, recyclable commodities, and bio-fuels. World Waste plans to concentrate its efforts on producing renewable energy from waste materials through the use of gasification technologies in order to meet the rapidly growing demand for renewable power.

FORWARD LOOKING STATEMENTS
--------------------------

         The contents of this press release are presented as a general overview of World Waste. This release is intended only to contain general information regarding World Waste and its business and does not purport to provide complete disclosure or analysis of all matters that may be relevant to a decision to invest in World Waste. In addition, certain matters discussed in this release may constitute "forward-looking statements." Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond World Waste's ability to control or predict, including, but not limited to, risks and uncertainties outlined in World Waste's periodic reports filed with the SEC. Other risk factors may include, but are not limited to, the impact of competitive products, product development, commercialization and technology difficulties, the results of financing efforts and the effectiveness of marketing strategies, and general competitive and economic conditions. Further, World Waste operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond World Waste's control, such as announcements by competitors and service providers. The statements made herein are made as of the date of this release, and World Waste undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

World Waste Technologies, Inc.:

John Pimentel, CEO, 858-391-3400

ReEnergy Advisory Group LLC:

Larry Richardson, Principal, 518-369-7347


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